Filed Pursuant To Rule 433

Registration No. 333-278880

July 23, 2024

X/Twitter Post:

Live Address: https://x.com/Grayscale/status/1815688403381531021, https://x.com/Grayscale/status/1815688434813723027, https://x.com/Grayscale/status/1815688456900915251

Text:

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Grayscale is excited to announce the launch of Grayscale Ethereum Mini Trust, ticker: $ETH. Investors can get #Ethereum exposure in their portfolio at 0% fee for the first six months*.

Our flagship Ethereum fund, Grayscale Ethereum Trust, ticker: $ETHE also uplisted to @NYSE.

ETHE Grayscale Ethereum Mini Trust ETHE Grayscale Ethereum Trust Introducing ETH and ETHE - Grayscale Ethereum funds now trading on NYSE Arca

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Learn more about each product below

$ETHE: https://etfs.grayscale.com/ethe

$ETH: https://etfs.grayscale.com/eth

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Disclosures:

ETH and ETHE are not funds registered under the Investment Company Act of 1940, as amended (“1940 Act”), and is not subject to regulation under the 1940, unlike most exchange traded products or ETFs. ETH and ETHE are subject to significant risk and heightened volatility. The funds are not suitable for all investors and an investor may lose all their money. *Low cost based on gross expense ratio at 0% for the first 6 months of trading for the first $2.0 billion. After the fund reaches $2.0 billion in assets or after 6-month waiver period, the fee will be 0.15%. Brokerage fees and other expenses may still apply. See prospectus for additional fee waiver information. Grayscale Ethereum Trust and Grayscale Ethereum Mini Trust (each a “Trust”, and collectively, the “Trusts”) have each filed a registration statement (including a prospectus) with the SEC for its offering to which this communication relates. Before you invest, you should read the prospectus in such registration statement and other documents each Trust has filed with the SEC for more complete information about such Trust and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, each Trust or any authorized participant will arrange to send you such prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trusts. Investing involves significant risk, including possible loss of principal. The Trust holds Ethereum; however, an investment in the Trust is not a direct investment in Ethereum. There is no certainty that an active trading market for shares will develop or be maintained which will adversely affect the liquidity of shares of the Trust.

LinkedIn:

Live Address: https://www.linkedin.com/feed/update/urn:li:share:7221454106723258369/

Text: Grayscale is excited to announce the launch of Grayscale Ethereum Mini Trust (ticker: ETH). Investors can get #Ethereum exposure in their portfolio at 0% fee for the first six months*.

Grayscale’s flagship Ethereum fund, Grayscale Ethereum Trust (ticker: ETHE) also uplisted to NYSE Arca.

Learn more about ETH: https://etfs.grayscale.com/eth

Learn more about ETHE: https://etfs.grayscale.com/ethe

-

ETH and ETHE are not funds registered under the Investment Company Act of 1940, as amended (“1940 Act”), and is not subject to regulation under the 1940, unlike most exchange traded products or ETFs.

ETH and ETHE are subject to significant risk and heightened volatility. The funds are not suitable for all investors and an investor may lose all their money.

*Low cost based on gross expense ratio at 0% for the first 6 months of trading for the first $2.0 billion. After the fund reaches $2.0 billion in assets or after 6-month waiver period, the fee will be 0.15%. Brokerage fees and other expenses may still apply. See prospectus for additional fee waiver information.

Grayscale Ethereum Trust and Grayscale Ethereum Mini Trust (each a “Trust”, and collectively, the “Trusts”) have each filed a registration statement (including a prospectus) with the SEC for its offering to which this communication relates. Before you invest, you should read the prospectus in such registration statement and other documents each Trust has filed with the SEC for more complete information about such Trust and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, each Trust or any authorized participant will arrange to send you such prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trusts.

Investing involves significant risk, including possible loss of principal. The Trust holds Ethereum; however, an investment in the Trust is not a direct investment in Ethereum. There is no certainty that an active trading market for shares will develop or be maintained which will adversely affect the liquidity of shares of the Trust.

ETHE Grayscale Ethereum Mini Trust ETHE Grayscale Ethereum Trust Introducing ETH and ETHE - Grayscale Ethereum funds now trading on NYSE Arca

Facebook:

Live Address: https://www.facebook.com/460971306029932/posts/1007653404695050

Text:Text: Grayscale is excited to announce the launch of Grayscale Ethereum Mini Trust (ticker: ETH). Investors can get #Ethereum exposure in their portfolio at 0% fee for the first six months*.

Grayscale’s flagship Ethereum fund, Grayscale Ethereum Trust (ticker: ETHE) also uplisted to NYSE Arca.

Learn more about ETH: https://etfs.grayscale.com/eth

Learn more about ETHE: https://etfs.grayscale.com/ethe

-

ETH and ETHE are not funds registered under the Investment Company Act of 1940, as amended (“1940 Act”), and is not subject to regulation under the 1940, unlike most exchange traded products or ETFs.

ETH and ETHE are subject to significant risk and heightened volatility. The funds are not suitable for all investors and an investor may lose all their money.

*Low cost based on gross expense ratio at 0% for the first 6 months of trading for the first $2.0 billion. After the fund reaches $2.0 billion in assets or after 6-month waiver period, the fee will be 0.15%. Brokerage fees and other expenses may still apply. See prospectus for additional fee waiver information.

Grayscale Ethereum Trust and Grayscale Ethereum Mini Trust (each a “Trust”, and collectively, the “Trusts”) have each filed a registration statement (including a prospectus) with the SEC for its offering to which this communication relates. Before you invest, you should read the prospectus in such registration statement and other documents each Trust has filed with the SEC for more complete information about such Trust and its offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, each Trust or any authorized participant will arrange to send you such prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services, LLC is the Marketing Agent for the Trusts.

Investing involves significant risk, including possible loss of principal. The Trust holds Ethereum; however, an investment in the Trust is not a direct investment in Ethereum. There is no certainty that an active trading market for shares will develop or be maintained which will adversely affect the liquidity of shares of the Trust.

ETHE Grayscale Ethereum Mini Trust ETHE Grayscale Ethereum Trust Introducing ETH and ETHE - Grayscale Ethereum funds now trading on NYSE Arca

Grayscale Ethereum Trust (the Trust) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.